UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2009 (July 10, 2009)
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13962 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits filed herewith) that are not purely historical facts, including statements regarding SteelCloud, Inc.’s (“SteelCloud”) beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, SteelCloud’s ability to obtain financing in the short term; general business conditions and the amount of growth in the computer industry and the general economy; competitive factors; ability to attract and retain key sales and management personnel; the price of SteelCloud’s stock; and the risk factors set forth from time to time in the reports SteelCloud files with the Securities and Exchange Commission, including SteelCloud’s Quarterly Report on Form 10-Q for the period ended April 30, 2009.  SteelCloud undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01                      Entry Into a Material Definitive Agreement

On July 10, 2009, SteelCloud, Inc. (“SteelCloud”) entered into an Asset Purchase Agreement (the “Agreement”) with NCS Technologies, Inc., a Virginia corporation (“NCS”), pursuant to which SteelCloud agreed to sell to NCS, and NCS agreed to purchase from SteelCloud, all of SteelCloud’s right, title and interest in and to the assets relating to SteelCloud’s computer integration business. The purchase and sale transaction closed on July 10, 2009 (the “Closing Date”).

The purchase price is $475,000, subject to post-closing adjustments as set forth in the Agreement.  Of this amount, $150,000 was paid as a deposit and the remaining $325,000 is an earn-out amount, which is payable from and to the extent of revenue NCS receives during the three-year period after the Closing Date from certain existing and prospective clients, at a rate equal to 15% of the Net Sales Price (as defined in the Agreement) received by NCS from such clients.  Any payments by NCS to SteelCloud are due on or before the 10th business day following the month in which NCS receives the payments from the client(s).

Pursuant to the Agreement, NCS also assumed the liabilities of SteelCloud relating to the purchased assets, including fulfillment obligations under customer purchase orders existing as of the Closing Date, and responsibilities to clients under the terms of existing warranties and existing contracts.

In addition, SteelCloud consigned to NCS certain filter inventory set forth in the Agreement, for a period of two years from the Closing Date. However, all ownership in and title to the consigned filter inventory and the intellectual property rights thereto remain vested in SteelCloud, until any such items are sold.

The Agreement contains standard representations and warranties for a transaction of this type. The terms of the transaction were the result of arm’s length negotiations between SteelCloud and NCS.  Prior to the completion of the transaction, neither SteelCloud nor any of its affiliates or officers, directors or their associates had any material relationship with NCS, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

The foregoing summary of the terms of the Asset Purchase Agreement and the transactions in connection therewith, is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as an exhibit to this Current Report.

A copy of SteelCloud’s press release announcing this event is attached hereto as Exhibit 99.1.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 9.01                        Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated July 10, 2009 by and between SteelCloud, Inc. and NCS Technologies, Inc.

99.1	Press Release issued by SteelCloud, Inc., dated July 16, 2009, entitled, “SteelCloud Shifts Focus to SteelWorks® Mobile, Exits Integration Business”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.
By:	/s/ Brian H. Hajost Brian H. Hajost, Chief Executive Officer

July 16, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement dated July 10, 2009 by and between SteelCloud, Inc. and NCS Technologies, Inc.

99.1	Press Release issued by SteelCloud, Inc., dated July 16, 2009, entitled, “SteelCloud Shifts Focus to SteelWorks® Mobile, Exits Integration Business”